Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Cintas Corporation 2016 Equity and Incentive Compensation Plan of our reports dated July 29, 2016, with respect to the consolidated financial statements and schedule of Cintas Corporation and the effectiveness of internal control over financial reporting of Cintas Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cincinnati, Ohio
February 21, 2017